UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

KALEYRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy		20131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +39 02 288 5841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants to receive one share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

In connection with it recently becoming a public company and in furtherance of it scaling and stepping-up its finance department, on December 12, 2019, Kaleyra, Inc. (“Kaleyra” or the “Company”) terminated the employment of Ms. Julia Pulzone as its Executive Vice President and Chief Financial Officer of the Company.

On December 16, 2019, the Company’s Board of Directors (the “Board”) appointed Mr. Giacomo Dall’Aglio, the Company’s current Executive Vice President and Chief Corporate Development Officer, as the Executive Vice President, Acting Chief Financial Officer and Principal Accounting Officer of the Company, to lead the Company’s enhancement of the global finance department operations. For biographical information for Mr. Dall’Aglio, please see the disclosure in the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on November 8, 2019, in the section titled “Management After the Business Combination” which is incorporated herein by reference. In addition to the biographical information incorporated by reference from the Proxy Statement as set forth above, prior to joining Eidos, Mr. Dall’Aglio held senior positions with KPMG, Mittel, and La Centrale Finanziaria.

The Board also approved Mr. Dall’Aglio’s compensation as follows on December 16, 2019. Mr. Dall’Aglio’s base salary will be €250,000 per year, and he will be eligible to receive a bonus of 50% of his base salary based upon financial and operational objectives achievable within an applicable fiscal year. The Board also approved an award of 227,013 restricted stock units (“RSUs”), with such award to be made upon the filing with the Securities and Exchange Commission (the “SEC”) and effectiveness of a registration statement on Form S-8 covering such award. In accordance with the Company’s standard vesting of RSUs, 25% of the RSUs will vest on February 1, 2021, and the remaining 75% vest in twelve quarterly installments thereafter, beginning on May 1, 2021 and ending on February 1, 2024. Also, the Company will withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to Mr. Dall’Aglio. The RSU award is being made using the form of Notice of RSU Grant and RSU Agreement previously filed by the Company as Exhibit 10.11 to the Current Report on Form 8-K as filed with the SEC on December 2, 2019, and the above summary of the terms of these restricted stock units is qualified in its entirety by reference to such form. In addition, the Board ratified the relocation allowance previously agreed to by the Company’s wholly-owned subsidiary, Kaleyra S.p.A. This relocation allowance, which is described in the Proxy Statement, and as approved by the Board, provides that Mr. Dall’Aglio will receive monthly payments at a rate of a total of €350,000 for 24 months for the relocation allowance, with payments ending on June 30, 2021, and with a total of 19 such monthly payments to be made through that time.

Chief Executive Officer RSU Award

On December 16, 2019, the Board approved an award of 454,025 RSUs to Mr. Dario Calogero, the Company’s Chief Executive Officer, with such award to be made upon the filing with the SEC and effectiveness of a registration statement on Form S-8 covering such award. 25% of the RSUs will vest on February 1, 2021, and the remaining 75% vest in twelve quarterly installments thereafter, beginning on May 1, 2021 and ending on February 1, 2024. The Company will withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to Mr. Calogero. The RSU award is being made using the form of Notice of RSU Grant and RSU Agreement previously filed by the Company as Exhibit 10.11 to the Current Report on Form 8-K as filed with the SEC on December 2, 2019, and the above summary of the terms of these restricted stock units is qualified in its entirety by reference to such form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaleyra, Inc.

Dated: December 16, 2019

By:	/s/ Dario Calogero
Dario Calogero
Chief Executive Officer and President

3